                                                                     EXHIBIT 3.1

                               STATE OF DELAWARE
                                                                          PAGE 1
                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "AP HOLDINGS, INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF DECEMBER, A.D. 1999, AT 9 O'CLOCK A.M.

                                    [SEAL]
                                             /s/ EDWARD J. FREEL
                                             ------------------------------
                                             Edward J. Freel, Secretary of State

2162526  8100                                AUTHENTICATION: 0335338

001148789                                              DATE: 03-23-00

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                AP HOLDINGS, INC.

         AP HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         (1) The name of the Corporation is AP Holdings, Inc. The original Certificate of Incorporation of the Corporation was filed on June 2, 1988. The name under which the Corporation was originally incorporated is AP Holdings, Inc.

         (2) This Restated Certificate of Incorporation amends and restates in its entirety the Certificate of Incorporation of the Corporation.

         (3) Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

         FIRST: The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                                AP Holdings, Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "DGCL").

         FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 63,000 shares, of which 20,000 shall be Class A common stock, par value $0.01 per share (the "Class A Common Stock"), 20,000 shall be Class B common stock, par value $0.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and 23,000 shares shall be preferred stock, par value $0.01 per share (the "Preferred Stock").

         Upon the filing (the "Effective Time") of this Restated Certificate of Incorporation pursuant to the DGCL without further act on the part of the holders of the Old Common Stock (as defined below) or the Corporation, (i) each share of the Corporation's common stock, par value $.01 per share, issued and outstanding as of the Effective Time (the "Old Common Stock") shall be reclassified as and changed into one share of Class B Common Stock, all such shares of Class B Common Stock to have such terms and provisions as set forth herein. Each holder of record of a certificate for one or more shares of Old Common Stock as of the Effective Time shall be entitled to receive as soon as practicable, and upon surrender of such certificate to the officer or agent having charge of the stock transfer books for shares of the Corporation, a certificate or certificates representing one share of Class B Common Stock for each one share of Old Common Stock represented by the certificate of such holder immediately prior to the Effective Time. The shares of Class B Common Stock represented by certificates issued pursuant to this paragraph shall be validly issued, fully paid and nonassessable.

         A. Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions of each class of the Common Stock are as follows:

             1. Voting. (a) At each annual or special meeting of stockholders, in the case of any written consent of stockholders, and for all other purposes, each holder of record of Class A Common Stock on the relevant record date shall be entitled to one (1) vote for each share of Class A Common Stock standing in such person's name on the stock transfer records of the Corporation and each holder of record of Class B Common Stock on the relevant record date shall be entitled to ten (10) votes for each share of Class B Common Stock standing in such person's name on the stock transfer records of the Corporation. Except as otherwise provided in this Article FOURTH with respect to the voting rights of the holders of Series A Stock (as defined herein) and except as otherwise provided by law, or by resolution or resolutions adopted by the Board of Directors of the Corporation (hereinafter referred to as the "Board") designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Except as otherwise provided in this Article FOURTH with respect to the voting rights of the holders of Series A Stock and except as otherwise provided by law or by resolution or resolutions adopted by the Board designating the rights, powers and preferences of any series of Preferred Stock, the holders of Class A Common Stock and the holders of Class B Common Stock shall vote as a single class on all matters with respect to which a vote of the stockholders of the Corporation is required under applicable law, the Restated Certificate of Incorporation of the Corporation, or the By-Laws of the Corporation, or on which a vote of stockholders is otherwise duly called for by the Corporation, including, but not limited to, the election of directors, matters concerning the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, mergers or consolidations with another corporation or corporations, dissolution of the Corporation, amendments to the Restated Certificate of Incorporation of the Corporation, and for all other purposes. Except as provided in this Article FOURTH or by applicable law, whenever the Restated Certificate of Incorporation of the Corporation or the By-Laws of the Corporation provide for the necessity of an "affirmative vote of the stockholders entitled to cast at least a majority (or any other greater percentage) of the votes which all stockholders are entitled to cast thereon," or a "majority (or any other greater percentage) of the voting stock," or language of similar effect, any and all such language shall mean that the Class A Common Stock and the Class B Common Stock shall vote as one class and that a majority (or any other greater percentage) consists of a majority (or such other greater percentage) of the total number of votes entitled to be cast in accordance with the provisions of this Article FOURTH. Neither the holders of Class A Common Stock nor the holders of Class B Common Stock shall have cumulative voting rights.

             (b) Unless the affirmative vote or consent of the holders of a greater number of shares of Class B Common Stock shall then be required by law or this Restated Certificate of

Incorporation, and in addition to any other vote required by law or this Restated Certificate of Incorporation, the affirmative vote or written consent of the holders of at least a majority of all of the outstanding shares of Class B Common Stock, voting separately as a class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of this Restated Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designations or any similar document relating to any class or series of Preferred Stock) which would adversely affect the preferences, rights, powers or privileges of the Class B Common Stock.

             (c) The Corporation may, as a condition to counting the votes cast by any holder of Class B Common Stock at any annual or special meeting of stockholders, in the case of any written consent of stockholders, or for any other purpose, require the furnishing of such affidavits or other proof as it may reasonably request to establish that the Class B Common Stock held by such holder has not, by virtue of the provisions of Article FOURTH paragraph (A)(4), been converted into Class A Common Stock.

             2. Dividends. Subject to the rights of the holders of any series of Preferred Stock, and subject to any other provisions of the Restated Certificate of Incorporation of the Corporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor. If at any time a dividend or other distribution in cash or other property (other than dividends or other distributions payable in Common Stock or options or warrants to purchase Common Stock or securities convertible into or exchangeable for Common Stock) is paid on Class A Common Stock or Class B Common Stock, a like dividend or other distribution in cash or other property will also be paid on Class B Common Stock or Class A Common Stock, as the case may be, in an equal amount per share. If at any time a dividend or other distribution payable in Common Stock or options or warrants to purchase Common Stock or securities convertible into or exchangeable for Common Stock is paid on Class A Common Stock or Class B Common Stock, a like dividend or other distribution will also be paid on Class B Common Stock or Class A Common Stock, as the case may be, in an equal amount per share, provided that, for this purpose, if shares of Class A Common Stock, or options or warrants to purchase Class A Common Stock or securities convertible into or exchangeable for Class A Common Stock, are paid on Class A Common Stock and shares of Class B Common Stock, or options or warrants to purchase Class B Common Stock or securities convertible into or exchangeable for Class B Common Stock, are paid on Class B Common Stock, in an equal amount per share of Class A Common Stock and Class B Common Stock, such dividend or other distribution shall be deemed to be a like dividend or other distribution. In the case of any split, subdivision, combination or reclassification of Class A Common Stock or Class B Common Stock, the shares of Class B Common Stock or Class A Common Stock, as the case may be, shall also be split, subdivided, combined or reclassified so that the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following such split, subdivision, combination or reclassification shall bear the same relationship to each other as did the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification.

             3. Liquidation, Dissolution, Mergers, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution, after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class. In the event of any corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization in which any consideration is to be received by the holders of Class A Common Stock or the holders of Class B Common Stock, the holders of Class A Common Stock and the holders of Class B Common Stock shall receive the same consideration on a per share basis; provided, however, that, if such consideration shall consist in any part of voting securities (or of options or warrants to purchase voting securities, or of securities convertible into or exchangeable for voting securities), the holders of Class B Common Stock may receive, on a per share basis, voting securities with ten (10) times the number of votes per share as those voting securities to be received by the holders of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with ten (10) times the number of votes per share as those voting securities issuable upon exercise of the options or warrants, or into which the convertible or exchangeable securities may be converted or exchanged, received by the holders of Class A Common Stock).

             4. Transfer Restriction; Change of Control of Holders. (a) No person who is the record owner of shares of Class B Common Stock (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, except to a Permitted Transferee of such Class B Holder. For the purposes hereof, a "Permitted Transferee" shall mean:

                (i) In the case of a Class B Holder who is a natural person, such Class B Holder's "Permitted Transferee" means (A) the present or former spouse of such Class B Holder, a lineal descendant of such Class B Holder or the present or former spouse of such Class B Holder, and the present or former spouse of any such lineal descendent, (B) the trustee of a trust (including a voting trust) principally for the benefit of such Class B Holder and/or persons who are direct or indirect Permitted Transferees of such Class B Holder, provided that such trust may grant a general or special power of appointment to such Class B Holder and/or any persons who are direct or indirect Permitted Transferees of such Class B Holder, and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or the estate of such Class B Holder and/or any persons who are direct or indirect Permitted Transferees of such Class B Holder, payable by reason of the death of such Class B Holder and/or any persons who are direct or indirect Permitted Transferees of such Class B Holder, and (C) the executor, administrator, guardian or personal representative of the estate of such Class B Holder.

                 (ii) In the case of any Class B Holder, such Class B Holder's "Permitted Transferee" means, in addition to any other Permitted Transferee hereunder, (A) a corporation, limited liability company or partnership controlled by such Class B Holder and/or persons who are direct or indirect Permitted Transferees of such Class B Holder, provided that if control of such a corporation, limited liability company or partnership (or of any survivor of a merger or consolidation of such a corporation, limited liability company or partnership), is acquired by any person who is not within such class of persons, all shares of Class B Common Stock then held by such corporation, limited liability company or partnership, as the case may be, shall be automatically converted, without further act on the part of the holder thereof or the Corporation, into the number of shares of Class A Common Stock into which such shares of Class B Common Stock are convertible pursuant to the terms hereof, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter represent such number of shares of Class A Common Stock into which such shares of Class B Common Stock were converted pursuant to the terms hereof, and (B) the estate of a bankrupt or insolvent Class B Holder.

                 (iii) In the case of a Class B Holder which is a trustee pursuant to a trust, such Class B Holder's "Permitted Transferee" means (A) the person who contributed the shares of Class B Common Stock in question to such trust, and (B) a direct or indirect Permitted Transferee of the person who contributed the shares of Class B Common Stock in question to such trust.

                (iv) In the case of a Class B Holder which is a corporation or limited liability company, such Class B Holder's "Permitted Transferee" means any direct or indirect stockholder of such corporation or limited liability company, and any direct or indirect Permitted Transferee of such stockholder, and the survivor of any merger or consolidation of such corporation or limited liability company, provided that if control of such a corporation or limited liability company (or of any survivor of a merger or consolidation of such a corporation or limited liability company) is acquired by any person who is not within such class of persons, whether as a result of a merger or consolidation or otherwise, all shares of Class B Common Stock then held by such corporation or limited liability company shall be automatically converted, without further act on the part of the holder thereof or the Corporation, into the number of shares of Class A Common Stock into which such shares of Class B Common Stock are convertible pursuant to the terms hereof, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter represent such number of shares of Class A Common Stock into which such shares of Class B Common Stock were converted pursuant to the terms hereof.

                 (v) In the case of a Class B Holder which is a partnership, such Class B Holder's "Permitted Transferee" means any direct or indirect partner of such partnership, and any direct or indirect Permitted Transferee of such partner, and the survivor of a merger or consolidation of such partnership, provided that if control of such a partnership (or of any survivor of a merger or consolidation of such a partnership) is acquired by any person who is not within such class of persons, whether as a result of a merger or consolidation or otherwise, all shares of Class B Common Stock then held by such partnership shall be automatically converted, without further act on the part of the holder thereof or the Corporation, into the number of shares of Class A Common Stock into which such shares of Class B Common Stock are convertible pursuant to the terms hereof, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter represent such number of shares of Class A Common Stock into which such shares of Class B Common Stock were converted pursuant to the terms hereof.

                (vi) In the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, such Class B Holder's "Permitted Transferee" means a direct or indirect Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder.

                (vii) In the case of any Class B Holder, such Class B Holder's "Permitted Transferee" means, without limitation of the foregoing, any direct or indirect Permitted Transferee of a Permitted Transferee of such Class B Holder.

             (b) Notwithstanding anything to the contrary set forth herein, but subject to the provisions of Article FOURTH paragraph (A)(4)(d), in the event of any direct or indirect transfer of beneficial ownership of any Class B Common Stock which, had such transfer also been a transfer of record ownership of such Class B Common Stock, would not have been to a Permitted Transferee, all of such shares of Class B Common Stock shall be automatically converted, without further act on the part of the holder thereof or the Corporation, into the number of shares of Class A Common Stock into which such shares of Class B Common Stock are convertible pursuant to the terms hereof, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter represent such number of shares of Class A Common Stock into which such shares of Class B Common Stock were converted pursuant to the terms hereof.

             (c) Notwithstanding anything to the contrary set forth herein, any event which would result in the automatic conversion of Class B Common Stock into Class A Common Stock shall not result in such conversion if the record holder of such Class B Common Stock is a corporation, limited liability company or partnership as to which both investment and voting discretion with respect to the Class B Common Stock held by such corporation, limited liability company or partnership is directly or indirectly exercised, both before and after such event, by such record holder or any Permitted Transferee of such record holder; provided that no transaction or event intended to avoid the automatic conversion provisions of this Article FOURTH paragraph (A)(4) shall in any event be entitled to the benefit of this Article FOURTH subparagraph (A)(4)(c).

             (d) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Class B Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for any indebtedness or other obligation of any person, provided that, even if such shares are registered in the name of the pledgee or its nominee (which registration is hereby expressly permitted and shall not be considered a transfer hereunder), such shares shall remain subject to the provisions of this Article FOURTH paragraph (A)(4). In the event of foreclosure or other final disposition by the pledgee (unless the transferee is otherwise a direct or indirect Permitted Transferee of such Class B Holder), such pledged shares of Class B Common Stock shall be automatically converted, without further act on the part of the holder thereof or the Corporation, into the number of shares of Class A Common Stock into which such shares of Class B Common Stock are convertible pursuant to the terms hereof, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter represent such number of shares of Class A Common Stock into which such shares of Class B Common Stock were converted pursuant to the terms hereof.

             (e) For purposes of this Article FOURTH:

                 (i) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

                 (ii) Each joint owner of shares of Class B Common Stock shall be considered a "Class B Holder" of such shares.

                 (iii) A minor for whom shares of Class B Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.

                 (iv) The term "beneficial ownership" (including, with a correlative meaning, the term "beneficially own"), shall have the meaning assigned such term in Rules 13d-3 and 13d-5 under the Securities and Exchange Act of 1934, as amended, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

                 (v) Unless otherwise specified, the term "person" means both natural persons and legal entities.

                 (vi) The term "transfer" means any direct or indirect transfer (including by sale, assignment, gift, bequest, appointment or otherwise), and shall also include, with respect to any holder of Class B Common Stock, any direct or indirect change in control of such person.

                 (vii) The term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person or entity, whether through the ownership of voting securities, by contract or otherwise.

             (f) Notwithstanding anything to the contrary herein, the Corporation shall not register the transfer of any shares of Class B Common Stock, unless the transferee and the transferor of such Class B Common Stock have furnished such affidavits and other proof as the Corporation may reasonably request to establish that such proposed transferee is a Permitted Transferee.
In addition, upon any purported transfer of shares of Class B Common Stock not permitted hereunder, all shares of Class B Common Stock purported to be so transferred shall be automatically converted, without further act on the part of the holder thereof or the Corporation, into the number of shares of Class A Common Stock into which such shares of Class B Common Stock are convertible pursuant to the terms hereof, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter represent such number of shares of Class A Common Stock into which such shares of Class B Common Stock were converted pursuant to the terms hereof, and the Corporation shall register such shares of Class A Common Stock in the name of the person to whom such shares of Class B Common Stock were purported to be transferred.

             (g) The Corporation shall include on the certificates for shares of Class B Common Stock a legend referring to the restrictions on transfer and registration of transfer imposed by this Article FOURTH paragraph (A)(4).

                5. Power to Sell and Purchase Shares. The Corporation shall have the power to issue and sell all or any part of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. The Corporation shall have the power to purchase any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

                6. Automatic Conversion of Class B Common Stock. In the event that an Initial Public Offering (as defined below) shall have been consummated and the number of shares of Class B Common Stock issued and outstanding at any time following the consummation of such Initial Public Offering shall constitute less than ten percent (10%) of the total number of shares of Class A Common Stock and Class B Common Stock issued and outstanding at such time, then, without further act on the part of the holder thereof or the Corporation, all shares of Class B Common Stock then issued and outstanding shall be automatically converted into the number of shares of Class A Common Stock into which such shares of Class B Common Stock are convertible pursuant to the terms hereof, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter represent such number of shares of Class A Common Stock into which such shares of Class B Common Stock were converted pursuant to the terms hereof. For purposes of the immediately preceding sentence, any shares of Class A Common Stock or Class B Common Stock repurchased or otherwise acquired by the Corporation shall no longer be deemed "outstanding" from and after the date of repurchase. As used in this Restated Certificate of Incorporation, "Initial Public Offering" shall mean any bona fide sale of shares of Common Stock by the Corporation (including in connection with a merger or other reorganization transaction) pursuant to an effective registration statement under the Securities Act of 1933, as amended (other than a registration statement on Form S-8 or any successor form), covering at least 20% of the fully-diluted shares of Common Stock and in which gross proceeds of at least $20 million are realized.

                7. Conversion of Class B Common Stock. Each share of Class B Common Stock shall be convertible at any time and from time to time, at the option of the holder thereof, into one share of Class A Common Stock. Any such conversion may be effected by any holder of Class B Common Stock by surrendering such holder's certificate or certificates for the Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Class B Common Stock represented by such certificate and stating the name or names in which such holder desires the certificate or certificates for Class A Common Stock to be issued. If so required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as herein provided. Such conversion shall be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer referred to above, and the person or persons entitled to receive the Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on that date. A number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Class B Common Stock. Shares of Class A Common Stock shall not be convertible into shares of Class B Common Stock.

             8. Rights Otherwise Identical. Except as expressly set forth herein, the rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the holders of Class A Common Stock and the holders of Class B Common Stock shall be in all respects identical.

         B. Preferred Stock.

         The Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to fix by resolution the voting rights, if any, designations, powers, preferences and the relative, participation, optional or other rights, if any and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

             1. Series A Cumulative Preferred Stock. Of the total number of shares of Preferred Stock authorized, 9,000 shares shall constitute a series of Preferred Stock of the Corporation, to be designated and known as "Series A Cumulative Preferred Stock" (the "Series A Stock").

             (a) Rank. The Series A Stock shall, with respect to dividend rights and rights on liquidation, rank (i) junior to, or on a parity with, as the case may be, any other series of the Preferred Stock established by the Board, the terms of which shall specifically provide that such series shall rank senior to, or on parity with, as the case may be, the Series A Stock with respect to dividend rights and rights on liquidation, and (ii) prior to any other equity securities of the Corporation, including all classes of the Common Stock of the Corporation. (All of such equity securities of the Corporation to which the Series A Stock rank prior, including all classes of the Common Stock, are at times collectively referred to herein as the "Junior Securities".)

             (b) Dividends. (i) The holders of the Series A Stock shall be entitled to receive, when and as declared by the Board, to the extent permitted under the DGCL, dividends payable quarterly on the last day of January, April, July and October (each such day being a "dividend payment date"). Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board at the time such dividend is declared; provided, however, that such date shall not be more than 60 days nor less than 10 days prior to the respective dividend payment date. Each of such quarterly dividends (whether payable in cash or in stock) shall be fully cumulative and shall accrue (whether or not declared, whether or not the Corporation has earnings or profits, and whether or not there are funds legally available for the payment of such dividends), without interest, from the first day of the quarter in which such dividend may be payable as herein provided, except that with respect to the first quarterly dividend, such dividend shall accrue from the date of the issuance of the Series A Stock. The per annum dividend rate on outstanding shares shall be 13% ($1,170) per share in cash; provided, however, dividend payments may be made at the sole discretion of the Corporation by issuing additional shares of the

Series A Stock at the rate of .13 of a share for each $1,170 of such dividend otherwise payable in cash. The Corporation shall take all actions required or permitted under the DGCL to permit the payment of dividends on the Series A Stock, including, without limitation, through the revaluation of its assets in accordance with the DGCL, to make or keep funds legally available for the payment of dividends.

                 (ii) All dividends paid with respect to shares of the Series A Stock pursuant to paragraph (b)(i) shall be paid pro rata to the holders entitled thereto.

                 (iii) Each fractional share of the Series A Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of the Series A Stock pursuant to paragraph (b)(i) hereof, and all of such dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accrue (whether or not declared), without interest, and shall be payable in the same manner and at such times as provided for in paragraph (b)(i) hereof with respect to dividends on each outstanding share of the Series A Stock.

                 (iv) Notwithstanding anything contained herein to the contrary, no cash dividends on shares of the Series A Stock shall be declared by the Board or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, specifically prohibits such declaration, payment or setting apart for payment; provided, however, that nothing herein contained shall in any way or under any circumstance be construed or deemed to require the Board to declare or the Corporation to pay or set apart for payment any dividends on shares of the Series A Stock at any time, whether permitted by any of such agreements or not.

                 (v) If at any time the Corporation shall have failed to pay all dividends which have accrued on any outstanding shares of any other series of the Preferred Stock having cumulative dividend rights ranking prior to or on parity with the shares of the Series A Stock at the times such dividends are payable, no cash dividend shall be declared by the Board or paid or set apart for payment by the Corporation on shares of the Series A Stock unless prior to or concurrently with such declaration, payment or setting apart for payment, all accrued and unpaid dividends on all outstanding shares of such other series of the Preferred Stock shall have been or be declared, paid or set apart for payment, without interest; provided, however, that in the event such failure to pay accrued dividends is with respect only to the outstanding shares of the Series A Stock and any outstanding shares of any other series of the Preferred Stock having cumulative dividend rights on parity with the shares of the Series A Stock, cash dividends may be declared, paid or set apart for payment, without interest, pro rata on shares of the Series A Stock and shares of such other series of the Preferred Stock so that the amount of any cash dividends declared, paid or set apart for payment on shares of the Series A Stock and shares of such other series of the Preferred Stock shall in all cases bear to each other the same ratio that, at the time of such declaration, payment or setting apart for payment, all accrued but unpaid cash dividends on shares of the Series A Stock and shares of such other series of the Preferred Stock bear to each other. Any dividend not paid pursuant to paragraph (b)(i) hereof or this paragraph (b)(v) shall be fully cumulative and shall accrue (whether or not declared), without interest, as set forth in paragraph (b)(i) hereof.

                 (vi) (A) Holders of shares of the Series A Stock shall be entitled to receive the dividends provided for in paragraph (b)(i) hereof in preference to any in priority over any dividends upon any of the Junior Securities.

                      (B) So long as any shares of the Series A Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than pursuant to the conversion rights set forth herein and other than distributions or dividends in stock to the holders of such stock), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities, or any warrants, rights, calls or options exercisable for any of the Junior Securities, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase or distribution, as the case may be, all accrued and unpaid cash dividends on shares of the Series A Stock not paid on the dates provided for in paragraph (b)(i) hereof (including if not paid pursuant to the terms and conditions of paragraph (b)(i) or paragraph (b)(v) hereof) shall have been or be paid; provided, however, that nothing herein contained shall limit or restrict the Corporation or any corporation or other entity directly or indirectly controlled by the Corporation from purchasing, redeeming or otherwise retiring any securities of the Corporation, including any Junior Securities and any warrants, rights, calls or options exercisable for any of the Junior Securities,
(I) issued to any individual who was or is an employee or officer of the Corporation or any of its subsidiaries or (II) that are subject to any stockholders agreement, any agreement providing for put/call rights or any similar agreement to which the Corporation or any of its subsidiaries is a party, which agreement provides for such purchase, redemption or retirement.

                 (vii) Subject to the foregoing provisions of this paragraph
(b), the Board may declare and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Securities, and pay purchase or otherwise redeem any of the Junior Securities or any warrants, rights or options exercisable for any of the Junior Securities, and the holders of the shares of the Series A Stock shall not be entitled to share therein.

             (c) Liquidation Preference. (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of the Series A Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $9,000 for each share outstanding plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities; provided, however, that the holders of outstanding shares of the Series A Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of any other series of the Preferred Stock having liquidation rights ranking prior to the shares of the Series A Stock shall have been paid in full. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series A Stock and any outstanding shares of any other series of the Preferred Stock having liquidation rights on parity with the shares of the Series A Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of the Series A Stock and the holders of outstanding shares of such other series of the Preferred Stock are entitled were paid in full. The consolidation or merger of the Corporation with another entity shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and shall not give rise to any rights provided for in this paragraph (c).

                 (ii) The liquidation payment with respect to each fractional share of the Series A Stock outstanding or accrued but unpaid shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series A Stock.

             (d) Redemption. (i) Optional. The Corporation may redeem the Series A Stock, at any time in whole or from time to time in part, at a redemption price of $9,000 per share, together with accrued and unpaid dividends thereon to the date fixed for redemption, without interest.

                 (ii) Mandatory. On December 31, 2008, the Corporation shall redeem (subject to the legal availability of funds therefor) all outstanding shares of Series A Stock at a redemption price of $9,000 per share, together with accrued and unpaid dividends thereon to the date fixed for redemption.

             (e) Procedure for Redemption.

                 (i) In the event the Corporation shall redeem shares of the Series A Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of the Series A Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

                 (ii) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) dividends on the shares of the Series A Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

             (f) Conversion. (i) Conversion Right. Each holder of a share or shares of Series A Stock shall have the right at any time, or from time to time (prior to the tenth day prior to the date fixed for redemption if such share shall be called for redemption pursuant to paragraph (d)), at the option of such holder, to convert such shares into shares of Class A Common Stock on and subject to the terms and conditions hereinafter set forth. Subject to the provisions for adjustment hereinafter set forth, each share of Series A Stock shall be convertible into
1.04762 fully paid and nonassessable shares of Class A Common Stock (such ratio, as adjusted from time to time pursuant to paragraph (g), the "Conversion Ratio").

                 (ii) Conversion Procedures. In order to exercise the conversion right, the holder of any shares of Series A Stock to be converted in whole or in part shall surrender the certificate representing such shares of Series A Stock (the "Series A Stock Certificate") at the office of the Corporation, and shall give written notice of conversion to the Corporation at the office of the Corporation that the holder elects to convert such shares of Series A Stock represented by the Series A Stock Certificate so surrendered or the portion thereof specified in said notice. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Class A Common Stock which shall be issuable upon such conversion shall be issued, and shall be accompanied by transfer taxes, if required. Each Series A Stock Certificate surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Series A Stock Certificate, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, the holder or such holder's duly authorized attorney.

                 As promptly as practicable after the surrender of such Series A Stock Certificate and the receipt of such notice and funds, if any, as aforesaid, the Corporation shall issue and shall deliver to such holder, or on his written order, a certificate or certificates for the number of shares of Class A Common Stock issuable upon the conversion of such shares of Series A Stock represented by the Series A Stock Certificate so surrendered or portion thereof in accordance with the provisions of this paragraph (f). In case less than all of the shares of Series A Stock represented by a Series A Stock Certificate surrendered for conversion are to be converted, the Corporation shall deliver to or upon the written order of the holder of such Series A Stock Certificate a new Series A Stock Certificate representing the shares of Series A Stock not converted. If any holder of Series A Stock fails to notify the Corporation of the number of shares of Series A Stock which such holder wishes to convert, such holder shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion.

                 Each conversion shall be deemed to have been effected on the date on which such Series A Stock Certificate shall have been surrendered and such notice shall have been received by the Corporation, as aforesaid, and the person in whose name any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock books of the Corporation shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock books are open, but such conversion shall be at the Conversion Ratio as in effect on the date upon which such Series A Stock Certificate shall have been surrendered.

                 All shares of Series A Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease, except only the right of the holders thereof, subject to the provisions of this paragraph (f), to receive shares of Class A Common Stock in exchange therefor.

                 No payments or adjustments in respect of dividends on shares of Series A Stock surrendered for conversion or on account of any dividend on the Class A Common Stock issued upon conversion shall be made upon the conversion of any shares of Series A Stock.

                 In the event any shares of Series A Stock shall be called for redemption, the right to convert such shares of Series A Stock shall terminate at the close of business on the tenth day prior to the date fixed for redemption.

                 The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of shares of Series A Stock, such number of its duly authorized shares of Class A Common Stock (or treasury shares) as shall from time to time be sufficient for the conversion of all outstanding shares of Series A Stock into Class A Common Stock at any time. The Corporation shall, from time to time and in accordance with the DGCL, cause the authorized number of shares of Class A Common Stock to be increased if the aggregate number of authorized shares of Class A Common Stock remaining unissued and not reserved for issuance in any other connection shall not be sufficient for the conversion of all outstanding shares of Series A Stock into Class A Common Stock at any time.

         (g) Adjustments.

                 (i) Common Stock Dividends, Subdivisions, Combinations. In case the Corporation shall (A) pay or make a dividend or other distribution on its Common Stock in shares of Common Stock, (B) subdivide or split the outstanding shares of its Common Stock into a larger number of shares or (C) combine the outstanding shares of its Common Stock into a smaller number of shares, then in each such case the Conversion Ratio shall be adjusted to equal the number of such shares to which the holder of one share of Series A Stock would have been entitled upon the occurrence of such event had such share of Series A Stock been converted immediately prior to the happening of such event or, in the case of a stock dividend or other distribution, prior to the record date for determination of stockholders entitled thereto. An adjustment made pursuant to this paragraph
(g)(i) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split or combination.

                 (ii) Reorganization or Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Corporation (whether pursuant to a merger or consolidation or otherwise), each share of Series A Stock shall thereafter be convertible into the number of shares of stock or other securities or property receivable upon such capital reorganization or reclassification of capital stock, as the case may be, by a holder of the number of shares of Class A Common Stock into which such share of Series A Stock was convertible immediately prior to such capital reorganization or reclassification of capital stock; and, in any case, appropriate adjustment (as determined in good faith by the Board) shall be made for the application of the provisions of this paragraph (g) with respect to the rights and interests thereafter of the holders of Series A Stock to the end that the provisions set forth in this paragraph (g) shall thereafter be applicable, as nearly as reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of shares of Series A Stock.

                 (iii) Consolidation, Merger or Sale of Assets. In case of any consolidation of the Corporation with, or merger of the Corporation into, any other Person, any merger of another Person into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Class A Common Stock) or any sale or transfer of all or substantially all of the assets of the Corporation to the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, each share of Series A Stock shall thereafter be convertible into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Class A Common Stock into which, a share of Series A Stock may have been converted immediately prior to such consolidation, merger, sale or transfer. Adjustments for events subsequent to the effective date of such a consolidation, merger, sale or transfer of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph (g). In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, merger, conveyance, lease, transfer or otherwise so that the provisions set forth in this paragraph (g) for the protection of the rights of the holders of the Series A Stock shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this paragraph (g)(iii) shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

                 (iv) Distributions of Assets or Securities Other than Common Stock. In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any of its capital stock (other than Common Stock), rights or warrants to purchase any of its securities (other than those referred to in paragraph (g)(v) below), cash, other assets or evidences of its indebtedness, then in each such case the Conversion Ratio shall be adjusted by multiplying the Conversion Ratio immediately prior to the date of such dividend or distribution by a fraction, of which the numerator shall be the Fair Market Value per share of Common Stock at the record date for determining stockholders entitled to such dividend or distribution, and of which the denominator shall be such Fair Market Value per share less the Fair Market Value of the portion of the securities, cash, assets or evidences of indebtedness so distributed applicable to one share of Common Stock.

                 (v) Below Market Distributions or Issuances of Common Stock. In case the Corporation shall issue Common Stock (or options, rights or warrants to purchase shares of Common Stock (collectively, "Options") or other securities convertible into or exchangeable or exercisable for shares of Common Stock (such other securities, collectively, "Convertible Securities")) at a price per share (or having an effective exercise, exchange or conversion price per share together with the purchase price thereof) less than the Fair Market Value per share of Common Stock on the date such Common Stock (or Options or Convertible Securities), is sold or issued (provided that no sale of securities pursuant to an underwritten public offering shall be deemed to be for less than Fair Market Value), then in each such case the Conversion Ratio shall thereafter be adjusted by multiplying the Conversion Ratio immediately prior to the date of issuance of such Common Stock (or Options or Convertible Securities) by a fraction, the numerator of which shall be (A) the sum (I) of the number of Common Share Equivalents represented by all securities outstanding immediately prior to such issuance and (II) the number of additional Common Share Equivalents represented by all securities so issued multiplied by (B) the Fair Market Value of a share of Common Stock immediately prior to the date of such issuance, and the denominator of which shall be (X) the product of (I) the Fair Market Value of a share of Common Stock immediately prior to the date of such issuance and (II) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such issuance plus (Y) the aggregate consideration received by the Corporation for the total number of securities so issued plus, (Z) in the case of Options or Convertible Securities, the additional consideration required to be received by the Corporation upon the exercise, exchange or conversion of such securities; provided that no adjustment shall be required in respect of issuances of Common Stock (or options to purchase Common Stock) pursuant to stock option or other employee benefit plans in effect on the date hereof, or approved by the Board after the date hereof. Notwithstanding anything herein to the contrary, (X) no further adjustment to the Conversion Ratio shall be made upon the issuance or sale of Common Stock pursuant to the exercise of any Options or the conversion or exchange of any Convertible Securities, if in each case the adjustment in the Conversion Ratio was made as required hereby upon the issuance or sale of such Options or Convertible Securities or no adjustment was required hereby at the time such Option or Convertible Security was issued; and (Y) no adjustment to the Conversion Ratio shall be made upon the issuance or sale of Common Stock (or Options or Convertible Securities) to any Person or group that, at the time of such issuance or sale, is not (A) an Affiliate of the Corporation or (B) a holder, directly or indirectly of five percent (5%) of the outstanding equity securities of the Corporation, provided that this clause (B) shall be of no force or effect from and after an Initial Public Offering.

                 (vi) Above Market Repurchases of Common Stock. If at any time or from time to time the Corporation or any subsidiary thereof shall repurchase, by self-tender offer or otherwise, any shares of Common Stock of the Corporation (or any Options or Convertible Security) at a weighted average purchase price in excess of the Fair Market Value thereof, on the business day immediately prior to the earliest of (A) the date of such repurchase, (B) the commencement of an offer to repurchase or (C) the public announcement of either (such date being referred to as the "Determination Date"), the Conversion Ratio shall be adjusted by multiplying the Conversion Ratio immediately prior to such Determination Date by a fraction, the numerator of which shall be the product of (W) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such Determination Date minus the number of Common Share Equivalents represented by the securities repurchased or to be purchased by the Corporation or any Subsidiary thereof in such repurchase and (X) the Fair Market Value of a share of Common Stock immediately prior to such Determination Date, and the denominator of which shall be (Y) the product of (I) the number of Common Share Equivalents represented by all securities outstanding immediately prior to the Determination Date and (II) the Fair Market Value of a share of Common Stock immediately prior to such Determination Date minus (Z) the sum of (I) the aggregate consideration paid by the Corporation in connection with such repurchase and (II) in the case of Options or Convertible Securities, the additional consideration required to be received by the Corporation upon the exercise, exchange or conversion of such securities.

Notwithstanding anything herein to the contrary, no adjustment to Conversion Ratio shall be made upon the repurchase, by self-tender or otherwise, of Common Stock (or any Options or Convertible Security) from any Person (or group) that, at the time of such repurchase, is not (A) an Affiliate of the Corporation or
(B) a holder, directly or indirectly, of five percent (5%) of the outstanding equity securities of the Corporation, provided that this clause (B) shall be of no force or effect from and after an Initial Public Offering.

                 (vii) Readjustment of Conversion Ratio. If (A) the purchase price provided for in any Option or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities, in each case as referred to in paragraphs (g)(iv) and (g)(v) above, are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this paragraph (g)), or (B) any of such Options or Convertible Securities shall have irrevocably terminated, lapsed or expired, the Conversion Ratio then in effect shall forthwith be readjusted (effective only with respect to any conversion of Series A Stock after such readjustment) to the Conversion Ratio which would then be in effect had the adjustment made upon the issuance, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be (in the case of any event referred to in clause (A) of this paragraph (g)(vii)) or had such adjustment not been made (in the case of any event referred to in clause (B) of this paragraph
(g)(vii)).

                 (viii) Consideration. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received in respect thereof shall be deemed to be the amount received by the Corporation therefor, before deduction therefrom of any reasonable, customary and adequately documented expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the Fair Market Value of such consideration, before deduction of any reasonable, customary and adequately documented expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be. If any Options shall be issued in connection with the issuance and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                 (ix) No Impairment. The Corporation will not, by amendment of this Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph (g) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Stock against impairment.

                 (x) Conversion Ratio Adjustment Deferred. Notwithstanding the foregoing provisions of this paragraph (g), no adjustment to the Conversion Ratio shall be required unless such adjustment would require an increase or decrease in such Conversion Ratio of at least 1%; provided, however, that any adjustments which by reason of this paragraph (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                 (xi) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this paragraph
(g), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

                 (xii) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this paragraph (g), the Corporation shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Class A Common Stock which the holders of Series A Stock are entitled to receive upon conversion thereof.

                 (xiii) Additional Conversion Ratio Adjustments. The Corporation may make such increases in the Conversion Ratio, in addition to those required by this paragraph (g), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Corporation from time to time may increase the Conversion Ratio by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board shall have made a determination that such increase would be in the best interest of the Corporation, which determination shall be conclusive. Whenever the Conversion Ratio is increased pursuant to the preceding sentence, the Corporation shall mail to holders of record of Series A Stock a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Ratio takes effect, and such notice shall state the increased Conversion Ratio and the period it will be in effect.

                 (xiv) Certain Definitions. The following terms, as used in this paragraph (g), have the following meanings:

             "Affiliate" shall have the meaning given to such term in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended.

             "Closing Price" on any day with respect to any class of Common Stock means (A) if shares of such class of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the Closing Price for a share of such class of Common Stock on such day as reported on the NYSE Composite Transactions Tape; (B) if shares of such class of Common Stock then are not listed and traded on the NYSE, the Closing Price for a share of such class of Common Stock on such day as reported by the principal national securities exchange on which shares of such class of Common Stock are listed and traded; (C) if shares of such class of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day for a share of such class of Common Stock on the National Market of the NASD Automated Quotation System ("NASDAQ"); or (D) if shares of such class of Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and the lowest reported asked price for a share of such class of Common Stock on such day as reported by NASDAQ.

             "Common Share Equivalent" means, with respect to any security of the Corporation and as of a given date, a number which is, (A) in the case of a share of Common Stock, one, (B) in the case of all or a portion of any right, warrant or other security which may be exercised for a share or shares of Common Stock, the number of shares of Common Stock receivable upon exercise of such security (or such portion of such security) and (C) in the case of any security convertible or exchangeable into a share or shares of Common Stock, the number of shares of Common Stock that would be received if such security were converted or exchanged on such date.

             "Fair Market Value" as at any date of determination means the fair market value of the business, securities (and with respect to a share of a class of Common Stock if shares of such class of Common Stock are not publicly traded, shall mean a proportionate amount of the Fair Market Value of the Corporation), property or services in question as of such date, as determined in good faith by the Board; provided that if, at any date of determination of the Fair Market Value of a class of Common Stock, shares of such class of Common Stock shall then be publicly traded, the Fair Market Value of a share of such class of Common Stock outstanding on such date shall be the Market Price.

             "Market Price" as at any date of determination with respect to any class of Common Stock means the average of the daily Closing Prices of a share of such class of Common Stock for the twenty (20) consecutive trading days ending on the most recent trading day prior to the date of determination.

             "NASD" means The National Association of Securities Dealers, Inc.

             "Person" means an individual, partnership, corporation, trust, joint stock corporation, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

             (h) Voting Rights.

                 (i) The holders of record of Series A Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph
(h).

                 (ii) The holder of each share of Series A Stock shall be entitled to the number of votes equal to the number of shares (or pro rata portions thereof) of Class A Common Stock into which each share of Series A Stock could be converted pursuant to paragraph (f) hereof on the record date for the vote or for written consent of stockholders, if applicable, multiplied by the number of shares of Series A Stock held of record on such date by such holder. The holder of each share of Series A Stock shall be entitled to notice of any stockholders' meeting in accordance with the By-Laws of the Corporation and shall vote with holders of the Common Stock, voting together as single class, upon all matters submitted to a vote of stockholders, in addition to any vote required with respect to those matters required to be submitted to a class or series vote pursuant to the terms hereof or by law. Fractional votes shall be permitted.

                 (iii) So long as any shares of the Series A Stock are outstanding, the Corporation will not without the affirmative vote or consent at an annual or special meeting of stockholders of the holders:

                       (A) of at least a majority of the outstanding shares of Series A Stock (excluding treasury shares and shares held be subsidiaries) voting as a separate class create any class or series of shares ranking prior to the Series A Stock either as to dividends or upon liquidation, or amend, alter or repeal (whether by merger, consolidation or otherwise) the Corporation's Restated Certificate of Incorporation to affect adversely the voting powers (except as such powers may be limited by the voting rights given to additional shares of any class), rights or preferences of the Series A Stock; or

                       (B) of at least a majority of the outstanding classes of Series A Stock (excluding treasury shares and shares held by subsidiaries) voting as a separate class create any class or series of shares ranking on a parity with the Series A Stock either as to dividends or upon liquidation.

                 FIFTH: Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                 SIXTH; In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board.

                 SEVENTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                 B. 1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators; provided that, except as provided in this paragraph (B), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this paragraph (B) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided that, if the DGCL, requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article SEVENTH or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                   2. If a claim under subparagraph (B)(l) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                   3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (B) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

                   4. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

                 EIGHTH: The Corporation reserves the right at any time or from time to time to amend, alter, change or repeal any provisions contained in this Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article EIGHTH.

                 NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                      ****

                 (4) This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the DGCL.

         IN WITNESS WHEREOF, said AP Holdings, Inc. has caused this certificate to be signed by A. Petter Ostberg, its Vice President, this ____ day of December, 1999.



                                     AP HOLDINGS, INC.


                                     By:
                                        ---------------------------------------
                                        Name:     A. Petter Ostberg
                                        Title:    Vice President